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                                                                      Exhibit 11

                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                      Three Months Ended
                                                          January 31,
                                                 -----------------------------
                                                    2002              2001
                                                 -----------       -----------

Basic earnings per share
------------------------

Weighted average number of
  shares outstanding                              49,573,195        49,481,762
                                                 ===========       ===========

Net income                                       $     2,269             3,983
                                                 ===========       ===========

Basic earnings per common share                  $       .05               .08
                                                 ===========       ===========

Diluted earnings per share
--------------------------

Weighted average number of
  shares outstanding                              49,573,195        49,481,762
Shares applicable to
  stock options                                      188,311           188,511
                                                 -----------       -----------

                                                  49,761,506        49,670,273
                                                 ===========       ===========

Net income                                       $     2,269             3,983
                                                 ===========       ===========

Diluted earnings per common share                $       .05               .08
                                                 ===========       ===========

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                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                      Nine Months Ended
                                                         January 31,
                                                -----------------------------
                                                   2002               2001
                                                -----------       -----------

Basic earnings per share
------------------------

Weighted average number of
  shares outstanding                             49,530,929        49,468,651
                                                =============================

Net income                                      $    27,369            33,536
                                                ===========       ===========

Basic earnings per common share                 $       .55               .68
                                                ===========       ===========

Diluted earnings per share
--------------------------

Weighted average number of
  shares outstanding                             49,530,929        49,468,651
Shares applicable to
  stock options                                     147,515           153,029
                                                -----------       -----------

                                                 49,678,444        49,621,680
                                                =============================

Net income                                      $    27,369            33,536
                                                ===========       ===========

Diluted earnings per common share               $       .55               .68
                                                ===========       ===========